UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2018

MICHAEL KORS HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-35368	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Kingsway London, United Kingdom WC2B 6UF
(Address of principal executive offices)
44 207 632 8600 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 24, 2018, Michael Kors Holdings Limited (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with (1) Allegra Versace Beck, Donatella Versace and Santo Versace (collectively, the “Versace Parties”) and (2) Borgo Luxembourg S.à r.l., Blackstone GPV Capital Partners (Mauritius) VI-D FDI Ltd. and Blackstone GPV Tactical Partners (Mauritius)—N Ltd. (collectively, the “Blackstone Parties” and, together with the Versace Parties, the “Major Sellers”), as well as a related stock purchase agreement with certain current and former management members of Gianni Versace S.p.A. (“Versace”) (the “Management Sellers” and, together with the Major Sellers, the “Sellers”), providing for the acquisition by the Company of, directly or indirectly, 100% of the outstanding equity interests of Versace. The transaction includes the acquisition of 100% of the outstanding equity interests of GIVI Holding S.p.A. (“GIVI”), which directly holds approximately 80% of the outstanding equity interests of Versace.

The aggregate purchase price payable by the Company to the Sellers at the closing of the acquisition is based on an enterprise value of €1.83 billion (or approximately US$2.12 billion). The aggregate purchase price is subject to certain adjustments, including, subject to limited exceptions, reductions (1) for any liabilities of GIVI as of the closing and (2) for dividends, distributions or other payments made by Versace to the Sellers or their affiliates during the period beginning on July 1, 2018 through the closing. Concurrently with the closing, the Versace Parties will reinvest (the “Subscriptions”) an aggregate of €150 million of the cash received for their interests in GIVI in exchange for 2,395,170 ordinary shares, no par value, of the Company (“Company Shares”).

In connection with the Subscriptions, each of the Versace Parties has agreed to customary standstill restrictions in respect of the Company for a period beginning on the closing of the acquisition until the later of (1) the two year anniversary of the closing and (2) the earlier of such time as (A) the Versace Parties collectively own less than one percent of the outstanding Company Shares for a period of one year and (B) the applicable Versace Party has ceased to own any Company Shares for a period of six months.

The Purchase Agreement contains customary representations, warranties and covenants. Subject to specified limitations, the Sellers have agreed to indemnify the Company for breaches of representations, warranties, covenants and specified liabilities. In addition, €100 million of the purchase price that would otherwise be payable at the closing to the Versace Parties will be placed in an escrow account to secure certain indemnification obligations of the Sellers.

The closing of the acquisition is subject to the satisfaction of specified conditions, including obtaining required regulatory approvals. The Purchase Agreement may be terminated under specified circumstances, including if the closing of the acquisition does not occur on or prior to May 31, 2019.

In connection with the closing of the acquisition, the Company intends to change its name to “Capri Holdings Limited”.

The foregoing description of the Purchase Agreement is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Sellers, Versace, GIVI, any of their respective affiliates or businesses, or the actual conduct of their respective businesses during the period prior to or following the closing. The Purchase Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by a confidential disclosure schedule delivered by the Major Sellers in connection with the Purchase Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

In connection with entering into the Purchase Agreement, on September 24, 2018, the Company entered into a debt financing commitment letter (the “Debt Commitment Letter”) with JPMorgan Chase Bank, N.A. and Barclays Bank PLC (collectively, the “Lenders”). Pursuant to the Debt Commitment Letter, the Lenders have committed to arrange and provide the Company with: (1) a senior unsecured term loan facility in an aggregate principal amount of $1.6 billion (the “Term Loan Facility”) and (2) to the extent that certain amendments are not obtained under the Company’s existing credit facilities prior to the closing of the acquisition, a $1.0 billion backstop senior unsecured revolving credit facility (the “Backstop Revolving Credit Facility” and, together with the Term Loan Facility, the “Facilities”). The proceeds of the Term Loan Facility will be used at closing (1) to finance the acquisition, (2) to fund the refinancing of Versace’s existing debt and credit facilities and (3) to pay the fees, costs and expenses incurred in connection with the acquisition, the refinancing and the Facilities. If the Backstop Revolving Credit Facility is required, the proceeds of loans thereunder will be used at closing of the acquisition for the foregoing purposes and to refinance the Company’s existing credit facilities, and thereafter for the Company’s general corporate purposes. The availability of the borrowings under the Facilities is subject to the satisfaction of certain customary limited conditions, including the consummation of the acquisition.

Item 8.01. Other Events.

On September 25, 2018, the Company issued a press release announcing the entry into the Purchase Agreement and the change of the Company’s name to “Capri Holdings Limited” in connection with the closing of the acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1	Stock Purchase Agreement, dated September 24, 2018*

99.1	Press Release, dated September 25, 2018

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. The forward-looking statements involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Although the Company believes that its forward-looking statements are based on reasonable assumptions, expected results may not be achieved, and actual results may differ materially from its expectations. The Company’s forward-looking statements should not be relied upon except as statements of the Company’s present intentions and of the Company’s present expectations, which may or may not occur. Cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence unanticipated events. Readers are also urged to carefully review and consider the various disclosures the Company has made in this Current Report, as well as the Company’s other filings with the Securities and Exchange Commission (the “SEC”). In particular, see the Company’s Annual Report on Form 10-K, filed with the SEC on May 30, 2018, and Quarterly Report on Form 10-Q, filed with the SEC on August 8, 2018, copies of which are available upon request from the Company. The Company does not assume any obligation to update the forward-looking information contained in this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICHAEL KORS HOLDINGS LIMITED

Date: September 25, 2018	By:	/s/ Krista A. McDonough
Name: Krista A. McDonough
Title: Senior Vice President, General Counsel